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                                                                    EXHIBIT 23.3

          CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

    We hereby consent to the use in this Registration Statement on Form S-4 of Sage, Inc. of our report dated June 30, 1999, except for Note 13, as to which the date is February 18, 2000, relating to the financial statements of Sage, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" and in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


San Jose, California
May 5, 2000